UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2026

AVALON GLOBOCARE, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 30, 2026, Avalon Globocare Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) for the purpose of holding a stockholder vote on Proposals 1, 2, 3, 4, 5, 6, and 7 set forth below. A total of 2,498,866 shares of the Company’s common stock, constituting a quorum, were represented in person or by valid proxies at the Special Meeting.

At the Special Meeting, the Company’s stockholders:

1.	Approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock issuable upon conversion of convertible promissory notes (the “July 2025 Convertible Notes”) issued to certain accredited investors on July 3, 2025 (the “July 2025 Note Conversion Proposal”);

2.	Approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), (i) the issuance of shares of the Company’s common stock issuable upon conversion of an unsecured bridge note (the “December 2025 Note”) issued to an accredited investor on December 11, 2025 and (ii) the issuance of 100,000 shares (the “Commitment Shares”) of the Company’s common stock to be issued as a commitment fee (the “December 2025 Note Proposal”);

3.	Approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock issuable upon conversion of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) (the “Series C Preferred Stock Conversion Proposal”);

4.	Approved, for the purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), the closing of the transactions (the “Exchange Transaction”) contemplated by that certain Exchange Agreement (the “Exchange Agreement”) dated February 18, 2026 by and between the Company and Wenzhao Lu, the Chairman of the Company’s board of directors, pursuant to which the Company has agreed, subject to stockholder approval, to exchange 5,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), held by Mr. Lu for 2,074,689 shares of the Company’s common stock (the “Exchange Proposal”);

5.	Approved, for the purposes of complying with Nasdaq Listing Rule 5636(c), the issuance of 450,000 shares of the Company’s restricted common stock pursuant to that certain consulting agreement dated as of December 1, 2025, as amended on February 16, 2026 (as amended, the “Consulting Agreement”) by and between the Company and a consultant (the “Advisor”) for certain advisory services (the “Advisor Shares Proposal”);

6.	Approved a proposal to give the Company’s board of directors (the “Board”) the authority, at its discretion, to file a certificate of amendment (the “Certificate of Amendment”) to its amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse split of the Company’s issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following stockholder approval of the Certificate of Amendment and before March 30, 2028, without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”); and

7.	Approved the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of any of the foregoing proposals if there are not sufficient votes to approve any such proposals (the “Adjournment Proposal”).

The final results for each of the matters submitted to a vote of shareholders at the Special Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 2, 2026, are as follows:

Proposal 1. At the Special Meeting, the stockholders approved the July 2025 Note Conversion Proposal. The result of the votes to approve the July 2025 Note Conversion Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,006,251	9,597	414	1,482,604

Proposal 2. At the Special Meeting, the stockholders approved the December 2025 Note Proposal. The result of the votes to approve the December 2025 Note Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,006,140	9,673	449	1,482,604

Proposal 3. At the Special Meeting, the stockholders approved the Series C Preferred Stock Conversion Proposal. The result of the votes to approve the Series C Preferred Stock Conversion Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,006,103	9,745	414	1,482,604

Proposal 4. At the Special Meeting, the stockholders approved the Exchange Proposal. The result of the votes to approve the Exchange Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,005,540	10,308	414	1,482,604

Proposal 5. At the Special Meeting, the stockholders approved the Advisor Shares Proposal. The result of the votes to approve the Advisor Shares Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,006,139	9,682	441	1,482,604

Proposal 6. At the Special Meeting, the stockholders approved the Reverse Stock Split Proposal. The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,325,637	141,069	32,160	0

Proposal 7. At the Special Meeting, the stockholders approved the Adjournment Proposal. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,334,191	132,165	32,510	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	AVALON GLOBOCARE CORP.

/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer